-------------------------------------------------------------------------------
                                GOSS HOLDINGS, INC.

                                    $112,500,000


                     12 1/4% SENIOR SUBORDINATED NOTES DUE 2005



                                -------------------

                                     INDENTURE

                            DATED AS OF          , 1999

                                -------------------





                                   HSBC BANK USA

                                      TRUSTEE


-------------------------------------------------------------------------------

                                CROSS REFERENCE TABLE


TRUST INDENTURE
ACT SECTION
                                                              INDENTURE SECTION
 310 (a)(1)                                                         8.10
 (a)(2)                                                             8.10
 (a)(3)                                                             N/A
 (a)(4)                                                             N/A
 (a)(5)                                                             8.10
 (b)                                                                8.10
 (c)                                                                N/A
 311 (a)                                                            8.11
 (b)                                                                8.11
 (c)                                                                N/A
 312 (a)                                                            2.05
 (b)                                                                12.03
 (c)                                                                12.03
 313 (a)                                                            11.02
 (b)(i)                                                             11.02
 (b)(2)                                                             8.06
 (c)                                                                8.06; 11.02
 (d)                                                                8.06
 314 (a)                                                            8.03; 11.02
 (b)                                                                11.03
 (c)(1)                                                             12.04
 (c)(2)                                                             12.04
 (c)(3)                                                             N/A
 (d)                                                                11.02; 11.03
 (e)                                                                12.05
 (f)                                                                N/A
 315 (a)                                                            8.01
 (b)                                                                8.05; 12.02
 (c)                                                                8.01
 (d)                                                                8.01
 (e)                                                                7.11
 316 (a)(1)(A)                                                      7.05
 (a)(1)(B)                                                          7.04
 (a)(2)                                                             N/A


                                       i


 (b)                                                                7.07
 317 (a)(1)                                                         7.08
 (a)(2)                                                             7.09
 (b)                                                                2.04
 318 (a)                                                            12.01
 (b)                                                                N/A
 (c)                                                                12.01

     NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.


                                 TABLE OF CONTENTS


                                                                        PAGE

                              RECITALS OF THE COMPANY

                                     ARTICLE I

                    DEFINITIONS AND INCORPORATION  BY REFERENCE
 Section 1.01    DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .  1
 Section 1.02    OTHER DEFINITIONS. . . . . . . . . . . . . . . . . . . 15
 Section 1.03    Incorporation by Reference of Trust Indenture Act. . . 15
 Section 1.04    RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . 16

                                     ARTICLE II

                                      THE NOTES

 Section 2.01    FORM AND DATING. . . . . . . . . . . . . . . . . . . . 16
 Section 2.02    EXECUTION AND AUTHENTICATION . . . . . . . . . . . . . 16
 Section 2.03    REGISTRAR AND PAYING AGENT . . . . . . . . . . . . . . 17
 Section 2.04    PAYING AGENT TO HOLD MONEY IN TRUST. . . . . . . . . . 17
 Section 2.05    LISTS OF HOLDERS . . . . . . . . . . . . . . . . . . . 18
 Section 2.06    TRANSFER AND EXCHANGE. . . . . . . . . . . . . . . . . 18
 Section 2.07    REPLACEMENT NOTES. . . . . . . . . . . . . . . . . . . 18
 Section 2.08    OUTSTANDING NOTES. . . . . . . . . . . . . . . . . . . 19
 Section 2.09    TEMPORARY NOTES. . . . . . . . . . . . . . . . . . . . 19
 Section 2.10    CANCELLATION . . . . . . . . . . . . . . . . . . . . . 19
 Section 2.11    DEFAULTED INTEREST . . . . . . . . . . . . . . . . . . 19
 Section 2.12    CUSIP NUMBER . . . . . . . . . . . . . . . . . . . . . 20


                                       ii

                                    ARTICLE III

                                     REDEMPTION

 Section 3.01    NOTICES TO TRUSTEE . . . . . . . . . . . . . . . . . . 20
 Section 3.02    SELECTION OF NOTES TO BE REDEEMED. . . . . . . . . . . 20
 Section 3.03    NOTICE OF REDEMPTION . . . . . . . . . . . . . . . . . 21
 Section 3.04    EFFECT OF NOTICE OF REDEMPTION . . . . . . . . . . . . 21
 Section 3.05    DEPOSIT OF REDEMPTION PRICE. . . . . . . . . . . . . . 22
 Section 3.06    NOTES REDEEMED IN PART . . . . . . . . . . . . . . . . 22


                                       iii

                                     ARTICLE IV

                  CHANGE OF CONTROL AND ENTERPRISE VALUATION EVENT

 Section 4.01    CHANGE OF CONTROL AND ENTERPERISE VALUATION EVENT. . . 22

                                     ARTICLE V

                                      COVENANTS

 Section 5.01    PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST . . . . . . 24
 Section 5.02    MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . 25
 Section 5.03    SEC REPORTS. . . . . . . . . . . . . . . . . . . . . . 25
 Section 5.04    LIMITATION ON DEBT . . . . . . . . . . . . . . . . . . 25
 Section 5.05    LIMITATION ON DEBT AND PREFERRED STOCK OF SUBSIDIARIES
                 OF GOSS  . . . . . . . . . . . . . . . . . . . . . . . 27
 Section 5.06    LIMITATION ON RESTRICTED PAYMENTS. . . . . . . . . . . 28
 Section 5.07    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM
                 SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . 31
 Section 5.08    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK . . 32
 Section 5.09    LIMITATION ON AFFILIATE TRANSACTIONS . . . . . . . . . 33
 Section 5.10    COMPLIANCE CERTIFICATES. . . . . . . . . . . . . . . . 34
 Section 5.11    FURTHER INSTRUMENTS AND ACTS . . . . . . . . . . . . . 34

                                     ARTICLE VI

                                     SUCCESSORS

 Section 6.01    WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS. . . . . 35
 Section 6.02    SUCCESSOR COMPANY SUBSTITUTED. . . . . . . . . . . . . 35

                                    ARTICLE VII

                                DEFAULTS AND REMEDIES

 Section 7.01    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . 36
 Section 7.02    ACCELERATION . . . . . . . . . . . . . . . . . . . . . 37
 Section 7.03    OTHER REMEDIES . . . . . . . . . . . . . . . . . . . . 38
 Section 7.04    WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . 38
 Section 7.05    CONTROL BY MAJORITY. . . . . . . . . . . . . . . . . . 38
 Section 7.06    LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . 38
 Section 7.07    UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT. . . 39
 Section 7.08    COLLECTION SUIT BY TRUSTEE . . . . . . . . . . . . . . 39


                                       iv

 Section 7.09    TRUSTEE MAY FILE PROOFS OF CLAIM . . . . . . . . . . . 39
 Section 7.10    PRIORITIES . . . . . . . . . . . . . . . . . . . . . . 40
 Section 7.11    UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . 40
 Section 7.12    WAIVER OF STAY, EXTENSION AND USURY LAWS . . . . . . . 40

                                    ARTICLE VIII

                                      TRUSTEE


 Section 8.01    DUTIES OF TRUSTEE. . . . . . . . . . . . . . . . . . . 41
 Section 8.02    RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . . . . . 42
 Section 8.03    INDIVIDUAL RIGHTS OF TRUSTEE . . . . . . . . . . . . . 43
 Section 8.04    TRUSTEE'S DISCLAIMER . . . . . . . . . . . . . . . . . 43
 Section 8.05    NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . 43
 Section 8.06    REPORTS BY TRUSTEE TO HOLDERS. . . . . . . . . . . . . 43
 Section 8.07    COMPENSATION AND INDEMNITY . . . . . . . . . . . . . . 44
 Section 8.08    REPLACEMENT OF TRUSTEE . . . . . . . . . . . . . . . . 44
 Section 8.09    SUCCESSOR TRUSTEE BY MERGER, ETC . . . . . . . . . . . 45
 Section 8.10    ELIGIBILITY: DISQUALIFICATION. . . . . . . . . . . . . 46
 Section 8.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY. 46
 Section 8.12    MAY HOLD SECURITIES. . . . . . . . . . . . . . . . . . 46

                                     ARTICLE IX

                         DISCHARGE OF INDENTURE; DEFEASANCE

 Section 9.01    DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE. . . . . . 46
 Section 9.02    CONDITIONS TO DEFEASANCE . . . . . . . . . . . . . . . 47
 Section 9.03    APPLICATION OF TRUST MONEY . . . . . . . . . . . . . . 49
 Section 9.04    REPAYMENT TO THE COMPANY . . . . . . . . . . . . . . . 49
 Section 9.05    INDEMNITY FOR GOVERNMENT OBLIGATIONS . . . . . . . . . 49
 Section 9.06    REINSTATEMENT. . . . . . . . . . . . . . . . . . . . . 49

                                     ARTICLE X

                          AMENDMENT, SUPPLEMENT AND WAIVER

 Section 10.01   WITHOUT CONSENT OF HOLDERS . . . . . . . . . . . . . . 49
 Section 10.02   WITH CONSENT OF HOLDERS. . . . . . . . . . . . . . . . 50
 Section 10.03   COMPLIANCE WITH TRUST INDENTURE ACT. . . . . . . . . . 52
 Section 10.04   REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. . . . . 52
 Section 10.05   NOTATION ON OR EXCHANGE OF NOTES . . . . . . . . . . . 52
 Section 10.06   TRUSTEE TO SIGN AMENDMENTS, ETC. . . . . . . . . . . . 52


                                       v

 Section 10.07   PAYMENT FOR CONSENTS . . . . . . . . . . . . . . . . . 52

                                     ARTICLE XI

                               SUBORDINATION OF NOTES

 Section 11.01   AGREEMENT TO SUBORDINATE . . . . . . . . . . . . . . . 53
 Section 11.02   PAYMENT OVER OF PROCEEDS UPON DISSOLUTION; ETC . . . . 53
 Section 11.03   NO PAYMENT WHEN SENIOR DEBT IN DEFAULT . . . . . . . . 54
 Section 11.04   ACCELERATION OF PAYMENT OF NOTES . . . . . . . . . . . 55
 Section 11.05   PAYMENT PERMITTED IF NO DEFAULT. . . . . . . . . . . . 55
 Section 11.06   SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT. . . . 55
 Section 11.07   PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. . . . . . 56
 Section 11.08   TRUSTEE TO EFFECTUATE SUBORDINATION. . . . . . . . . . 56
 Section 11.09   NO WAIVER OF SUBORDINATION PROVISIONS. . . . . . . . . 56
 Section 11.10   NOTICE TO TRUSTEE. . . . . . . . . . . . . . . . . . . 57
 Section 11.11   RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
                 LIQUIDATING AGE. . . . . . . . . . . . . . . . . . . . 57
 Section 11.12   TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT . . . 58
 Section 11.13   RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT;
                 PRESERVATION OF TRUSTEE'S RIGHTS . . . . . . . . . . . 58
 Section 11.14   ARTICLE XI APPLICABLE TO PAYING AGENTS . . . . . . . . 58
 Section 11.15   TRUST MONEYS NOT SUBORDINATED. . . . . . . . . . . . . 58
 Section 11.16   RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION
                 PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 58
 Section 11.17   DISTRIBUTION OR NOTICE TO REPRESENTATIVE . . . . . . . 59
 Section 11.18   ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT
                 RIGHT TO ACCELERATE. . . . . . . . . . . . . . . . . . 59

                                    ARTICLE XII

                                    MISCELLANEOUS


 Section 12.01   TRUST INDENTURE ACT CONTROLS . . . . . . . . . . . . . 59
 Section 12.02   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . 59
 Section 12.03   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. . . . . . 60
 Section 12.04   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT . . 60
 Section 12.05   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. . . . . 60
 Section 12.06   RULES BY TRUSTEE AND AGENTS. . . . . . . . . . . . . . 61
 Section 12.07   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                 EMPLOYEES, INCORPORATORS AND STOCKHOLDERS  . . . . . . 61
 Section 12.08   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . 61
 Section 12.09   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. . . . . 61
 Section 12.10   SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . 61
 Section 12.11   SEVERABILILY . . . . . . . . . . . . . . . . . . . . . 62
 Section 12.12   COUNTERPART ORIGINALS. . . . . . . . . . . . . . . . . 62
 Section 12.13   TABLE OF CONTENTS, HEADINGS, ETC . . . . . . . . . . . 62

EXHIBIT A  --  Form of Note; Form of Trustee's Certificate of Authentication

      INDENTURE, dated as of October 15, 1999, between Goss Holdings, Inc. ("the COMPANY"), a corporation duly organized and existing under the laws of the State of Delaware, and HSBC Bank USA, a New York banking corporation, as trustee (the "TRUSTEE").

                           RECITALS OF THE COMPANY


      The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $112,500,000 aggregate principal amount of the Company's 12 1/4% Senior Subordinated Notes Due 2005 (the "NOTES") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

                NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.     DEFINITIONS.

      "ADDITIONAL ASSETS" means (i) any property or assets (other than Debt and Capital Stock) used or useful in a Related Business; (ii) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary; PROVIDED, HOWEVER, that any such Subsidiary described in clause
(ii) or (iii) above is primarily engaged in a Related Business.

      "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Persons means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described in Sections 5.06, 5.08 and 5.09 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Notwithstanding the foregoing, none of the Banks shall be deemed to be an Affiliate of the Company and its Subsidiaries solely as a result of the security interests held by the Banks in the Capital Stock of the Company's Subsidiaries pursuant to the Credit Agreement.

      "AGENT" means any Registrar, Paying Agent or co-registrar.

      "ASSET DISPOSITION" means any sale, transfer or other disposition (or series of related sales, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Subsidiary or (iii) any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary (other than, in the case of (i), (ii) and (iii) above, (v) any disposition, or related series of dispositions, of assets with an aggregate fair market value of $1 million or less for each such disposition or related series of dispositions, (w) dispositions permitted under Article VI, (x) a disposition by a Subsidiary to the Company or a Subsidiary to a Wholly Owned Subsidiary, [(y) sales of Customer Notes to third parties] and (z) for purposes of the covenant described in Section 5.08 only, a disposition that constitutes a Restricted Payment permitted by the covenant described under
Section 5.06.

      "AVERAGE LIFE" means, as of the date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

      "BANKS" means the lenders under the Credit Facility.

      "BANKRUPTCY LAW" means the U.S. Bankruptcy Code, 11 U.S.C. Section
101, et. seq., or any similar federal or state law for the relief of debtors.

      "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

      "BUSINESS DAY" means each day which is not a Legal Holiday.

      "CAPITAL LEASE OBLIGATIONS" of any Person means an obligation that is required to be classified and accounted for as a capital lease on the face of the balance sheet of such Person prepared in accordance with GAAP, and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in such Person (however designated) or the equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

      "CASH EQUIVALENTS" means (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof, (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause
(i) and are with any bank described in clause (iii), (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500 million, and (c) has the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc. and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (1) if the Company or any Subsidiary has Incurred any Debt since the beginning of such period that remains outstanding (other than revolving credit Debt Incurred under the Credit Facility with respect to which the related commitment remains outstanding) or if the transaction giving rise to the need to calculate the Consolidated Coverage
Ratio is an Incurrence of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period any Debt of the Company or any Subsidiary has been repaid, repurchased, defeased or otherwise discharged or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will include any such repayment, repurchase, defeasement or discharge not otherwise covered in clause (1) above, or both (in either case other than revolving credit Debt Incurred pursuant to the Credit Facility or any similar arrangement unless such revolving credit Debt has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated, after giving effect thereto on a pro forma basis, as if such Debt had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (3) if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Debt after such sale), (4) if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an Investment in any Subsidiary (or any Person which becomes a Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Debt Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest of such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months).

      "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Interest Rate Agreements (including amortization of fees),
(vii) Preferred Stock dividends in respect of all Preferred Stock (except dividends payable solely in shares of Capital Stock of the Company (other than Disqualified Stock of the Company)) held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Interest Expense any amount of Interest Expense of any Subsidiary if the net income of such Subsidiary is excluded in the calculation of Consolidated Net Income (but only in the same proportion as such net income is excluded) because the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

      "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by the Company or a Subsidiary to such Person during such Period; (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income to the extent of any cash actually contributed by the Company or a Subsidiary to such Person during such Period; (iv) any gain or loss net of tax realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss net of tax realized upon the sale or other disposition of any Capital Stock of any Person; (v) extraordinary gains or losses net of tax; and (vi) the cumulative effect of a change in accounting principles, net of tax. Notwithstanding the foregoing, for the purposes of Section 5.06 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from a Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause
(a)(3)(D) thereof.

      "CONSOLIDATED NET WORTH" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

      "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

      "CREDIT FACILITY" means the credit facility consisting of the Tranche A, Tranche B and term facilities made pursuant to that certain Second Amended and Restated Credit Agreement, dated as of October ___, 1999, among Goss, certain Subsidiaries of Goss, Bankers Trust Company as administrative agent, the co-agents named therein and the lenders named therein, including (i) any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, and (ii) any credit agreements, notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing and any credit facilities or agreements that replace, refund or refinance any part of the loans, credit facilities or commitments thereunder (subject to Sections 5.04 and 5.05), including such replacement, refunding or refinancing facility that increased the amount borrowable thereunder, alters the maturity date thereof or alters the allocation of term loans and revolving loans.

      "CREDIT FACILITY GUARANTY" means the Second Amended and Restated Guaranty dated as of November __, 1999 between the Company and Bankers Trust Company, as agent.

      "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

      "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      ["CUSTOMER NOTES" means notes receivable, on terms consistent with the past practices of the Company and its Subsidiaries and with prevailing industry practices, issued in connection with customer financing provided to purchasers of the Company's and its Subsidiaries' products and secured by a valid and enforceable first priority Lien on the products being purchased.]

      ["CUSTOMER NOTES GUARANTEES" means Guarantees by the Company and its Subsidiaries, on terms consistent with the past practices of the Company and its Subsidiaries and with prevailing industry practices, of all or a portion of Customer Notes issued by the Company or its Subsidiaries and sold to third parties, or of all or a portion of customer notes or other financing provided by third parties to purchasers of the Company's and its Subsidiaries' products; provided, however, that "Customer Notes Guarantees" shall not include the provision of letters of credit in respect of financing provided by a third party to purchasers of the Company's and its Subsidiaries' products to the extent such letters of credit are Incurred under the Revolving Credit Facility.]

      "DEBT" of any Person means, without duplication, (i) the principal of and premium (if any) in respect of (A) debt of such Person for money borrowed and (B) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding (x) trade accounts payable and other current trade liabilities arising in the ordinary course of business and payable in accordance with customary practices and (y) deferred purchase price obligations where payment is due within six months of delivery); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance, or other similar credit transaction (other than obligations with respect to letters of credit and related Hedging Obligations securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all Hedging Obligations of such Person (other than Hedging Obligations excluded pursuant to clause (iv) above); (vii) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (viii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. The amount of Debt of any Person at any date shall be the outstanding balance of all obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, HOWEVER, that the amount outstanding at any time of any Debt Incurred with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP.

      "DEEMED ASSET VALUE" means 75% of the fair market value of assets (other than cash) received by the Company from the issuance or sale of its Capital Stock or as a capital contribution, in either case as determined in good faith by the Board of Directors; PROVIDED, HOWEVER, that such determination shall be confirmed by a nationally recognized investment banking firm or appraisal firm in the event that the value determined by the Board of Directors exceeds $10 million.

      "DEFAULT" means any event that is, or after notice or with the passage of time or both would be, an Event of Default.

      "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Debt or Disqualified Stock or (iii) is redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving Holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Section 5.08 and Article IV.

      "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company, (b) depreciation expense, (c) amortization expense and (d) all other non-cash items reducing Consolidated Net Income (other than any non-cash item to the extent it represents an accrual of, or a reserve for, cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) and less, to the extent added in calculating Consolidated Net Income, non-cash items (other than any non-cash item to the extent it represents an accrual for cash receipts reasonably expected to be received within 12 months after the date of such accrual), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval other than for the board of directors of such Subsidiary (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

      "ENTERPRISE VALUATION" means the aggregate Fair Market Value of the Company or Goss as of the date of the occurrence of an Enterprise Valuation Event.

      "ENTERPRISE VALUATION EVENT" means: (i) any Change of Control consisting of or resulting from one or more transactions, (ii) a Public Equity Offering or (iii) an offering of common stock of the Company or Goss in a transaction or series of transactions exempt from registration under the Securities Act, in each case wherein the aggregate consideration therefor has a value in excess of $600,000,000 or which fairly reflects an Enterprise Valuation for the Company and its Subsidiaries in excess of $600,000,000.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FAIR MARKET VALUE" means with respect to an asset or a business, the price at which such asset or business would change hands between a willing buyer and willing seller, neither being under compulsion to buy or sell and both having reasonable knowledge of all relevant facts as of the applicable valuation date.

      "FOREIGN SUBSIDIARY" means a subsidiary that is organized under the laws of any country other than the U.S. and substantially all the assets of which are located outside of the U.S.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board,
(iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      "GOSS" means Goss Graphic Systems, Inc., a Delaware corporation or any successor thereof.

      "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of busine Sections The term "Guarantee" used as a verb shall have a corresponding meaning. The term "Guarantor" shall mean any Person guaranteeing any obligation.

      "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

      "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

      "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed to be the Incurrence of Debt.

      "INDENTURE" means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

      "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

      "INVESTMENT" in any Person means any loan or advance (other than advances to customers in the ordinary course of business on commercially reasonable terms that are recorded as accounts receivable on the balance sheet of such Person) to, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, or any other credit extension to (including by way of Guarantee of any Debt of), such Person.

      "ISSUE DATE" means the date on which the Notes are originally issued.

      "JOINT VENTURE CONTRACT" means that certain Joint Venture Contract, dated October 29, 1993, between Rockwell Graphic Systems, Inc. and Shanghai Printing & Packaging Machinery Corp., as in effect on ___________________.

      "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment we authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

      "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition; (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition; (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiary after such Asset Disposition.

      "NET CASH PROCEEDS" means with respect to any issuance or sale of Capital Stock, the cash proceeds (including cash equivalents) of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

      "NOTE REGISTER" means the register of the Notes and the transfer and exchange of the Notes as provided in Section 2.03 of this Indenture.

      "NOTES" has the meaning set forth in the first recital.

      "OFFICER" means with respect to any Person the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, Controller, Secretary or any Vice-President of such Person.

      "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of the Company.

      "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be an employee of or counsel to the Company.

      "PERMITTED HOLDERS" means Stonington and its Affiliates.

      "PERMITTED INVESTMENT" means (A) an Investment by the Company or any Subsidiary in (i) the Company or a Wholly Owned Subsidiary or a Person that will, upon the making of such Investment, become a Wholly Owned Subsidiary;
(ii) another Person if as a result of, and contemporaneously with, such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly Owned Subsidiary; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes, that are made in the ordinary course of business; (vi) loans or advances to employees, officers or directors made in the ordinary course of business consistent with past practices of the Company or a Subsidiary and that do not in the aggregate exceed [$___ million] at any time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments; and (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under Section 5.08, (B) any Investment by the Company in the Permitted Joint Venture at the times and in the amounts and manner required by the Joint Venture Contract and (C) Customer Notes issued following the Issue Date by the Company and its Subsidiaries; provided that the amount of Investments made pursuant to Customer Notes following the Issue Date, in the aggregate, at any one time outstanding may not exceed $30 million less the amount of Customer Notes Guarantees Incurred following the Issue Date then outstanding pursuant to Section 5.04(b)(4) and 5.05(i).

      "PERMITTED JOINT VENTURE" means Shanghai Rockwell Graphic Systems Co., Ltd., a joint venture formed by the Company and Shanghai Printing & Packaging Machinery Corp. pursuant to the Joint Venture Contract.

      "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "PREFERRED STOCK" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

      "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

      "PUBLIC EQUITY OFFERING" means a primary public offering of any class of common stock of the Company or Goss pursuant to an effective registration statement under the Securities Act.

      "PUBLIC MARKET" means any time after (x) a Public Equity Offering has been consummated, and (y) at least 15% of the total issued and outstanding common stock of the Company or Goss, as the case may be, has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

      "REFINANCE" means, with respect to any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such indebtedne SS. "Refinanced" and "Refinancing" shall have correlative meanings.

      "REFINANCING DEBT" means Debt that Refinances any Debt of the Company or any Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Debt that Refinances Refinancing Debt; PROVIDED, HOWEVER, that (i) such Refinancing Debt has a Stated Maturity no earlier than the Stated Maturity of the Debt being Refinanced; (ii) such Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced; (iii) such Refinancing Debt has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Debt being Refinanced; and (iv) with respect to any Refinancing Debt of Debt other than Senior Debt, such Refinancing Debt shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Debt being so extended, renewed, refunded or refinanced; PROVIDED, FURTHER, HOWEVER, that Refinancing Debt shall not include Debt of a Subsidiary that Refinances Debt of the Company.

      "RELATED BUSINESS" means the business of the Company and its Subsidiaries on the Issue Date and any business related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the Issue Date.

      "REPRESENTATIVE" means any trustee, agent or representative (if any) for an issue of Senior Debt of the Company.

      "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of the Indenture and also means with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge and familiarity with the particular subject.

      "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect Holders of its Capital Stock (other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or rights to acquire its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable solely to the Company or a Subsidiary, and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Subsidiary held by any Affiliate of the Company (other than a Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

      "SEC" means the Securities and Exchange Commission.

      "SECURED DEBT" means any Debt of the Company or a Subsidiary secured by a Lien.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SENIOR DEBT" means (i) Debt of the Company whether outstanding on the Issue Date or thereafter incurred (including, without limitation, Debt (and other obligations including for fees, expenses, reimbursements, indemnities or otherwise) Incurred pursuant to the Credit Agreement Guaranty, any Interest Rate Agreement or Currency Agreement entered into with a Bank in connection with the Credit Agreement and any other Guarantee by the Company of any Debt or monetary obligation of any of its Subsidiaries under the Credit Agreement or any such Interest Rate Agreement or Currency Agreement and (ii) accrued and unpaid interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or a Subsidiary at the rate otherwise applicable thereto whether or not post-filing interest is allowed in such proceeding).

      "SENIOR SUBORDINATED DEBT" means the Notes and any other Debt of the Company that specifically provides that such Debt is to rank PARI PASSU with the Notes in right of payment and is not subordinated by its terms in right of payment to any Debt or other obligation of the Company which is not Senior Debt.

      "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of the Company as such term is defined in Rule 1-02 of Regulation S-X, promulgated by the SEC.

      "STATED MATURITY" means with respect to any security the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

      "STONINGTON" means Stonington Partners, Inc.

      "SUBORDINATED OBLIGATION" means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) which by its written terms is subordinate or junior in right of payment to the Notes.

      "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

      "TANGIBLE PROPERTY" means all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a balance sheet of the Company prepared in accordance with generally accepted accounting principles, excluding (i) all rights, contracts and other intangible assets of any nature whatsoever; and (ii) all inventories and other current assets.

      "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 270 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any jurisdiction thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of nine months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SECTIONS 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter such term shall mean such successor serving hereunder.

      "U.S. GOVERNMENT OBLIGATION" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

      "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      "WHOLLY OWNED SUBSIDIARY" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

Section 2. OTHER DEFINITIONS.

            TERM                                    DEFINED IN
                                                    ARTICLE/SECTION
            "AFFILIATE TRANSACTION"......             Section 5.09
            "BLOCKAGE NOTICE"............            Section 11.03
            "CHANGE OF CONTROL"..........               Article IV
            "COVENANT DEFEASANCE"........             Section 9.01
            "DEFAULT AMOUNT".............             Section 7.02
            "EXCESS PROCEEDS OFFER"......             Section 5.08
            "EXCESS PROCEEDS PAYMENT"....             Section 5.08
            "EVENT OF DEFAULT"...........             Section 7.01
            "FINAL PAYMENT DEFAULT"......             Section 7.01
            "LEGAL DEFEASANCE"...........             Section 9.01
            "NON-PAYMENT DEFAULT"........             Section 7.01
            "NOTES PAYMENT"..............            Section 11.02
            "PAYING AGENT"...............             Section 2.03
            "PARENT CORPORATION".........               Article IV
            "PAYMENT BLOCKAGE PERIOD"....            Section 11.03
            "PROCEEDING".................            Section 11.02
            "REGISTRAR"..................             Section 2.03
            "SPECIFIED CORPORATION"......               Article IV
                                      15

            "SUCCESSOR COMPANY"..........             Section 6.01

Section 3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

           (i)      "INDENTURE SECURITIES" means the Notes;

           (ii)     "INDENTURE SECURITY HOLDER" means a Holder or Noteholder;

           (iii)    "INDENTURE TO BE QUALIFIED" means this Indenture;

           (iv)     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the
      Trustee;

           (v) "OBLIGOR" upon the Notes means each of the Company and any successor obligor upon the Notes.

      All other terms used in this Indenture that are (i) defined by the TIA;
(ii) defined by TIA reference to another statute; or (iii) defined by SEC rule under the TIA have the meanings so assigned to them.

Section 4. RULES OF CONSTRUCTION.

      Unless the context otherwise requires:

           (i)     a term has the meaning assigned to it;

           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (iii)   the word "or" shall not be deemed to be exclusive;

           (iv) words in the singular include the plural, and words in the plural include the singular; and

           (v)     provisions apply to successive events and transactions.

                                   ARTICLE I
                                   THE NOTES

Section 1. FORM AND DATING.

      The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange rule, agreements to which the Company is subject and/or usage. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in denominations of $1,000 and integral multiples thereof.

Section 2. EXECUTION AND AUTHENTICATION.

      Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes.

      If an Officer whose signature is on a Note no longer holds that office at the time such Note is authenticated, such Note shall be valid nevertheleSections

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that a Note has been authenticated in accordance with the terms of this Indenture.

      The Trustee, upon a written order of the Company signed by two Officers of the Company, shall authenticate the Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed the amount set forth therein except as provided in Section 2.07.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent of the Trustee. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

      The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section 2.02 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders for which the Trustee is not indemnified.

Section 3. REGISTRAR AND PAYING AGENT.

      The Company shall maintain (i) an office or agency where the Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR"); and (ii) an office or agency where the Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Holders and of the transfer and exchange of the Notes (the "NOTE REGISTER"). The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" shall include any such additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. Any such agency agreement shall implement the provisions of this Indenture that relate to such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as appropriate, and shall be entitled to appropriate compensation in accordance with Section 8.07.

      The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 4. PAYING AGENT TO HOLD MONEY IN TRUST.

      On or prior to each due date of the principal of, premium, if any, and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or its domestically incorporated Wholly Owned Subsidiaries) shall have no further liability for the money delivered to the Trustee. If the Company or its domestically incorporated Wholly Owned Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 5. LISTS OF HOLDERS.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 6. TRANSFER AND EXCHANGE.

      Notes shall be issued in registered form. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange; PROVIDED, HOWEVER, that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request.

      Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.02; (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before an interest payment date and ending at the close of business on the interest payment date.

      No service charge shall be made to any Holder of a Note for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

      Prior to due presentment to the Trustee for registration of the transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered in the Note Register as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Trustee, any Agent nor the Company shall be affected by any notice to the contrary.

Section 7. REPLACEMENT NOTES.

      If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Company's and the Trustee's reasonable requirements for the replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond shall be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

      Every replacement Note shall be an obligation of the Company.

Section 8. OUTSTANDING NOTES.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company, a Subsidiary of the Company or an Affiliate of the Company holds such Note.

      If a Note is replaced pursuant to Section 2.07, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that such replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

      If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest thereon shall cease to accrue.

Section 9. TEMPORARY NOTES.

      Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have such variations as the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 10. CANCELLATION.

               The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation, and shall dispose of such cancelled Notes in accordance with its customary procedures, unless the Company directs cancelled Notes to be returned to it. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 11.    DEFAULTED INTEREST.

               If the Company defaults in a payment of interest on the Notes, the Company shall pay such defaulted interest in any lawful manner and shall pay interest on defaulted installments of interest at the rate borne by the Notes to the extent lawful. The Company may pay such defaulted interest to the Persons who are Holders of the Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days prior to the special record date, the Company shall mail or cause to be mailed to each Holder of a Note a notice that states such special record date, such related payment date and the amount of any such defaulted interest to be paid to Holders of the Notes.

Section 12.    CUSIP NUMBER.

               The Company in issuing the Notes may use a "CUSIP" number, and, if the Company shall do so, the Trustee shall use such CUSIP number in notices of redemption or exchange as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in such notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will notify the Trustee of any change in a CUSIP number.

                             ARTICLE IIREDEMPTION

Section 1.     NOTICES TO TRUSTEE.

               If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, the Company shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed, the CUSIP number of such Notes and the paragraph of the Notes pursuant to which the redemption will occur.

               The Company shall give each notice to the Trustee provided for in this Section 3.01 at least 60 but not more than 90 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all of the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than 15 days after the date of notice to the Trustee.

Section 2.     SELECTION OF NOTES TO BE REDEEMED.

               If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by lot or by such other methods as the Trustee in its sole discretion shall deem to be fair and appropriate and that comply with the applicable legal and securities exchange requirements, if any. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of Notes the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

Section 3.     NOTICE OF REDEMPTION.

               The Company shall, at least 30 days but not more than 60 days before a redemption date, mail or cause to be mailed, by first class-mail, a notice of redemption to each Holder of Notes of that are to be redeemed.

               The notice shall identify the Notes to be redeemed and shall state:

                        (i)    the redemption date;

                        (ii)   the redemption price;

                        (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                        (iv)   the name and address of the Paying Agent;

                        (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                        (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                        (vii) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                        (viii) that no representation is made as to the
                  correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

               At the Company's request, at least five Business Days prior to the date upon which such notice is to be mailed unless the Trustee consents to a shorter period, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section 3.03.

Section 4.     EFFECT OF NOTICE OF REDEMPTION.

               Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption shall become due and payable on the redemption date and at the redemption price stated in such notice of redemption. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in such notice of redemption, plus accrued interest to the redemption date. Failure to give notice to a Holder or any defect in any notice shall not affect the validity of any notice to any other Holder.

Section 5.     DEPOSIT OF REDEMPTION PRICE.

               On or prior to any redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

Section 6.     NOTES REDEEMED IN PART.

               Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the expense of the Company) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

            ARTICLE IIICHANGE OF CONTROL AND ENTERPRISE VALUATION EVENT

Section 1.  CHANGE OF CONTROL AND ENTERPRISE VALUATION EVENT.

            (a) Upon the occurrence, from time to time, of any of the following events (each a "CHANGE OF CONTROL") or Enterprise Valuation Event, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to, in the case of an Enterprise Valuation Event, 107% or, in all other cases, 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

                        (i) prior to a Public Equity Offering, the Permitted
               Holders cease to be the "beneficial owner" (as defined in Rules l3d-3 and l3d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Goss, whether as a result of issuance of securities of the Company or Goss, any merger, consolidation, liquidation or dissolution of the Company or Goss, any direct or indirect transfer of securities or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                        (ii) on or after a Public Equity Offering, (A) any
               "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company or Goss; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Goss than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any voting stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 40% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                        (iii) during any period of two consecutive years,
               individuals who at the beginning of such period constituted the Board of Directors of the Company or Goss (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Goss, as the case may be, was approved by a vote of not less than 66-2/3% of the directors of the Company or Goss, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                        (iv) the merger or consolidation of the Company or
               Goss with or into another Person or the merger of another Person with or into the Company or Goss or the sale or transfer in one or a series of transactions of all or substantially all the assets of the Company or Goss to another Person, and, in the case only of any such merger or consolidation, the securities of the Company or Goss, as the case may be, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or Goss are changed into or exchanged for cash, securities or property unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least, a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

               (b) Notwithstanding the foregoing, if at the time of the occurrence of a Change of Control or Enterprise Valuation Event the terms of the Credit Agreement restrict or prohibit the repurchase of Notes pursuant to
Section 4.01(a), then, prior to the mailing of the notice to Holders provided for in Section 4.01(c) but in any event within 30 days following any such Change of Control or Enterprise Valuation Event, the Company shall (i) repay in full all Debt under the Credit Agreement or offer to repay in full all such Debt and repay the Debt of each Bank that has accepted such offer or (ii) obtain any required consent or waiver under the Credit Agreement to permit the repurchase of the Notes as provided for in Section 4.01(a).

               (c) Within 30 days following any Change of Control or Enterprise Valuation Event, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control or Enterprise Valuation Event has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to, in the case of an Enterprise Valuation Event, 107% or, in all other cases, 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); (2) the circumstances and, to the extent available, relevant facts regarding such Change of Control or Enterprise Valuation Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control or Enterprise Valuation Event); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions, determined by the Company consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased and, in the case of a Change of Control that is not treated by the Company as an Enterprise Valuation Event,
(5) a written report from a nationally recognized investment bank or financial advisory firm addressed to the Trustee confirming such treatment and setting forth such bank's or firm's analysis thereof in reasonable detail.

               (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the provisions of this Article IV. To the extent that the provisions of any securities laws and regulations conflict with the provisions of this Section 4.01, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Article IV by virtue thereof.

               (e) In the event that an Enterprise Valuation Event shall have occurred within the period of 180 days following any optional redemption of Notes pursuant to Section 5 of the Notes, the Company shall pay to each Holder whose Notes were redeemed the difference between the optional redemption price received by such Holder and the purchase price such Holder would have received had redeemed Notes instead been purchased as provided in this Article IV, in each case excluding any portion of such redemption and purchase prices consisting of accrued interest. Such payment shall be made within 30 days of the occurrence of such Enterprise Valuation Event, in a manner agreed to by the Company and the Trustee.

                             ARTICLE IVCOVENANTS

Section 1.     PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

               The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of this Indenture and the Notes.

Section 2.     MAINTENANCE OF OFFICE OR AGENCY.

               The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in such location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

               The Company also from time to time may designate one or more additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and from time to time may rescind any such designation; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.     SEC REPORTS.

               So long as any of the Notes remain outstanding, the Company shall cause copies of all quarterly and annual financial reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or Goss is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, to be filed with the Trustee and mailed to the Holders at their addresses appearing in the Note Register maintained by the Registrar, in each case, within 5 Business Days of filing with the SEC. If neither the Company nor Goss is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue to file with the SEC, in conformity with Section 13 or Section 15(d) of the Exchange Act, and provide the Trustee and

Holders with such annual and quarterly reports (without exhibits in the case of documents provided to the Trustee and Holders) and such information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which are specified in Section 13 or Section 15(d) of the Exchange Act. The Company shall also comply with the provisions of TIA Sections 314(a).

               Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.     LIMITATION ON DEBT.


               (a) The Company shall not, and shall not permit Goss to, Incur, directly or indirectly, any Debt unless, on the date of such Incurrence, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

               (b) Notwithstanding the foregoing paragraph (a), the Company or Goss, as the case may be, may Incur any or all of the following Debt:

                        (i) Debt Incurred pursuant to the Revolving Credit
               Facility (consisting of a Tranche A Facility and a Tranche B Facility, each as defined in the Credit Agreement) and the Credit Agreement Guaranty in respect thereof; PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of such Debt then outstanding does not exceed $250 million.

                        (ii) [Customer Notes Guarantees Incurred following
               the Issue Date in an aggregate amount at any one time outstanding not to exceed $30 million less the amount of Customer Notes Guarantees Incurred following the Issue Date then outstanding pursuant to Section 5.05(i) and less the amount of Investments in Customer Notes made following the Issue Date then outstanding pursuant to clause (c) of the definition of "Permitted Investment";]

                        (iii) Debt owed to and held by a Wholly Owned
               Subsidiary of Goss; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Debt (other than to another Wholly

               Owned Subsidiary of Goss) shall be deemed, in each case, to constitute the Incurrence of such Debt by the Company or Goss, as the case may be;

                        (iv)   the Notes;

                        (v) Debt (including without limitation [Customer Notes Guarantees)] outstanding on the Issue Date (other than Debt described in clauses (i), (ii), (iii), (iv), (v), or
               (vii) of this Section 5.04);

                        (vi) Refinancing Debt in respect of Debt Incurred pursuant to paragraph (a) above or pursuant to clause (iv) or
               (v) above or this clause (vi);

                        (vii) Hedging Obligations with respect to (1) Debt permitted to be Incurred by the Company or its Subsidiaries pursuant to this Indenture or (2) transactions denominated in foreign currencies; and

                        (viii) Debt (which Debt may, but need not, be
               Incurred in whole or in part under the Credit Agreement) in an aggregate principal amount which, together with all other Debt of the Company and Goss outstanding on the date of such Incurrence (other than Debt permitted by clauses (i) through (x) of this paragraph (b) or paragraph (a) above), and giving effect to any concurrent Refinancing of Debt permitted by this Indenture, does not exceed $15 million.

               For purposes of determining compliance with this covenant, (i) in the event that an item of Debt meets the criteria of more than one of the types of Debt described in paragraph (b) or is entitled to be incurred pursuant to paragraph (a), the Company, in its sole discretion, will classify such item of Debt in any manner that complies with this covenant and such debt will be treated as having been incurred pursuant to only one of such clauses of paragraph (b) or pursuant to paragraph (a); and (ii) an item of Debt may be divided and classified in more than one of the types of Debt in paragraph (b) or pursuant to paragraph (a).

               (c) Notwithstanding paragraph (a) and paragraph (b) above, the Company shall not Incur any Debt if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Debt shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

               (d) Notwithstanding paragraph (a) and paragraph (b) above, (i) the Company shall not Incur any Debt if such Debt is subordinated or junior in ranking and right of payment to any Senior Debt, unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt; and (ii) the Company shall not issue any Secured Debt which is not Senior Debt unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien.

Section 5.     LIMITATION ON DEBT AND PREFERRED STOCK OF SUBSIDIARIES OF GOSS.

               The Company shall not permit any Subsidiary of Goss to Incur, directly or indirectly, any Debt or Preferred Stock except:

               (a) Guarantees by such Subsidiaries of Debt of the Company or Goss described in clause (b)(i), (ii) and (iv) of Section 5.04, other Debt of the Company or Goss Incurred under the Credit Facility which is permitted to be Incurred pursuant to the terms of this Indenture, and Debt of Foreign Subsidiaries described in clauses (e) and (f) below;

               (b) Debt or Preferred Stock issued to and held by the Company, Goss or a Wholly Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Debt or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Debt or Preferred Stock by the issuer thereof;

               (c) Debt or Preferred Stock of a Subsidiary of Goss Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); PROVIDED, HOWEVER, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Debt pursuant to Section 5.04(a);

               (d) Debt or Preferred Stock outstanding on the Issue Date (other than Debt described in clause (a), (b) or (c));

               (e) [Debt of a Foreign Subsidiary Incurred pursuant to the Credit Facility; PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of Debt outstanding of such Foreign Subsidiary pursuant to this clause (e) does not exceed the greater of (x) $175 million and
(y) the sum of 85% of the gross book value of the accounts receivable of such Foreign Subsidiary and 65% of the gross book value of the inventories of such Foreign Subsidiary;]

               (f) Refinancing Debt Incurred in respect of Debt or Preferred Stock referred to in clause (a), (c) or (d) or this clause (f); PROVIDED, HOWEVER, that to the extent such Refinancing Debt directly or indirectly Refinances Debt or Preferred Stock of a Subsidiary described in clause (c), such Refinancing Debt shall be Incurred only by such Subsidiary;

               (g) Hedging Obligations by a Subsidiary with respect to (x) Debt permitted to be Incurred by such Subsidiary pursuant to this Indenture and (y) transactions by such Subsidiary denominated in foreign currencies; and

               (h) [Customer Notes Guarantees Incurred following the Issue Date in an aggregate amount at any one time outstanding not to exceed $30 million less the amount of Customer Notes Guarantees Incurred following the Issue Date then outstanding pursuant to Section 5.04(b)(ii) and less the amount of Investments in Customer Notes made following the Issue Date then outstanding pursuant to clause (B) of the definition of "Permitted Investment."]

Section 6.     LIMITATION ON RESTRICTED PAYMENTS.

               (a) The Company shall not, and shall not permit any Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Subsidiary makes such Restricted Payment:

                    (i) a Default shall have occurred and be continuing (or would result therefrom);

                    (ii) the Company, after giving pro forma effect to such Restricted Payment, would not be permitted to Incur an additional $1.00 of Debt pursuant to Section 5.04(a); or

                    [(a)iii the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                           (A) 50% of the Consolidated Net Income
                     accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Notes were originally issued to the end of the most recent fiscal quarter ending at least
                     45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds and aggregate Deemed
                     Asset Value received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or capital contributions with respect thereto subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and except as set forth in clause (C) other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); (C) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan or trust established by the Company or any of its Subsidiaries for the benefit of their employees subsequent to the date on which the Notes were originally issued, other than any such issuance or sale to the extent the purchase by such plan or trust is financed by Debt of such plan or trust and for which the Company is liable as guarantor or otherwise; and (D) the amount by which Debt of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue
                     Date, of any Debt of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Subsidiary upon such conversion or exchange, except to the extent that such distribution results in a reduction in Consolidated Net Income reflected pursuant to clause
                     (A) above).]

               (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                     (i) any purchase or redemption of Capital Stock or
               Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent the purchase by such plan or trust is financed by Debt of such plan or trust and for which the Company or any Subsidiary is liable as guarantor or otherwise), PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clauses (iii)(B) and (iii)(C) of paragraph (a) above;

                     (ii) any purchase, repurchase, redemption, defeasance
               or other acquisition or retirement for value of Subordinated Obligations together with any premium payable in connection therewith made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of the Company which is permitted to be Incurred pursuant to Section 5.04; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                     (iii) dividends paid within 60 days after the date of
               declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that at the time of declaration of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); and provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                     (iv) the repurchase of shares of, or options to
               purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases in any calendar year shall not exceed the sum of
               (x) $2 million and (y) the aggregate Net Cash Proceeds from any reissuance during such calendar year of Capital Stock to employees, officers or directors of the Company or its Subsidiaries;

               provided further, however, that to the extent that the aggregate amount of such repurchases is less than $2 million in any calendar year, the unused portion of such $2 million may be carried forward to the succeeding calendar year (provided that the aggregate amount of the repurchases in any calendar year shall, in no event, exceed $4 million plus the amount of aggregate Net Cash Proceeds from any reissuance of Capital Stock described above) in any calendar year; and provided, further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

                     (v) Investments in any Person primarily engaged in a
               Related Business in an aggregate amount not to exceed $10 million; PROVIDED, HOWEVER, that the amount of such Investments shall be excluded in the calculation of the amount of Restricted Payments;

                     (vi) the payment of any cash dividend on the common
               stock of the Company following a Public Equity Offering by the Company and a payment to the Company used solely to pay dividends on the common stock of the Company, in each case as long as no Default or Event of Default has occurred and is continuing or would thereby result; provided that the aggregate amount of all such dividends and payments under this clause (vi) shall not exceed 6% of the Net Cash Proceeds received by the Company in any such Public Equity Offering in any calendar year; provided further, however, that such dividends and payments shall be included in the calculation of Restricted Payments;

                     (vii) [Investments in Customer Notes to the extent
               such Investments are in existence on the Issue Date; provided, however, that the amount of such Investments shall be excluded in the calculation of the amount of Restricted Payments;] or

                     (viii) [Restricted Payments in an aggregate amount
               not to exceed $10 million; provided, however, that the amount of such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.]

Section 7.     LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM SUBSIDIARIES.

               (a) The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

                     (i) pay dividends or make any other distributions on its Capital Stock to the Company or a Subsidiary or pay any Debt owed to the Company,

                     (ii)   make any loans or advances to the Company or

                     (iii) transfer any of its property or assets to the Company, except:

               (1) any encumbrance or restriction pursuant to the Credit Facility [or any agreement in effect or entered into on the Issue Date] or pursuant to the issuance of the Notes;

               (2) any encumbrance or restriction with respect to a Subsidiary of Goss pursuant to an agreement relating to any Debt Incurred by such Subsidiary on or prior to the date on which such Subsidiary was acquired by the Company (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date;

               (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1) or (2) or contained in any amendment to an agreement referred to in clause (1) or clause (2); PROVIDED, however, that the encumbrances and restrictions contained in any of such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Subsidiary contained in such agreements;

               (4) any such encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset the subject of such encumbrance or restriction, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any

Subsidiary in any manner material to the Company or any Subsidiary; PROVIDED that, in each case, such encumbrance or restriction relates to, and restricts dealings with, only the property or asset the subject of such encumbrance or restriction; PROVIDED FURTHER, that such encumbrance or restriction does not prohibit, limit or otherwise restrict the making or payment of any dividend or other distribution to the Company or any Subsidiary;

               (5) in the case of this clause (iii), restrictions contained in security agreements or mortgages securing Debt of a Subsidiary of Goss to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

               (6) any encumbrance or restriction imposed solely upon a Foreign Subsidiary pursuant to an agreement relating to Indebtedness Incurred by such Foreign Subsidiary which is permitted under the covenant described in
Section 5.05; and

               (7) any restriction with respect to a Subsidiary of Goss imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition.

Section 8.     LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

               (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless

                     (i) the Company or such Subsidiary receives
               consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or Cash Equivalents, and

                     (ii) the Company (x) within 180 days (in the case of (A)
               below) or 360 days (in the case of (B) below) after receipt of such Net Available Cash, (A) to the extent the Company so elects (or is so required by the terms of any Senior Debt), applies an amount equal to 100% of the Net Available Cash to repay, prepay, redeem or purchase Senior Debt of the Company or Goss or Debt (other than any Disqualified Stock) of a Wholly Owned Subsidiary of Goss (in each case other than Debt owed to the Company or an Affiliate of the Company) or (B) invests or commits to invest the balance of such Net Available Cash not applied pursuant to clause (A), in Additional Assets; PROVIDED, HOWEVER, that in the case of any commitment to invest such investment must be made within one month thereafter, and any amount not so invested shall be treated as Excess Proceeds (as defined below); and (y) applies the balance of such Net Available Cash not applied pursuant to clause (x), as provided in the following paragraphs of this covenant. Notwithstanding the foregoing provisions of this paragraph, the Company and its Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds [$10 million]. The amount of Net Available Cash required to be applied and not applied as so required shall constitute
               "Excess Proceeds". Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to repay
               Debt Incurred under the Revolving Credit Facility without commitment reduction thereunder.

               For the purposes of this covenant, the following are deemed to be included in Cash Equivalents: (x) the assumption of Debt of the Company or any Subsidiary and the release of the Company or such Subsidiary from all liability on such Debt in connection with such Asset Disposition, (y) Temporary Cash Investments, and (z) securities received by the Company or any Subsidiary from the transferee that are promptly converted by the Company or such Subsidiary into cash.

               (b) If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least [$10 million], the Company must, not later than the fifteenth Business Day of such month, make an offer (an "EXCESS PROCEEDS OFFER") to purchase from the Holders (and to purchase Debt from the holders of any other Senior Subordinated Debt) on a pro rata basis an aggregate principal amount of Notes equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued interest (if any) to the date of purchase (or, in respect of such other Senior Subordinated Debt, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Debt) (the "EXCESS PROCEEDS PAYMENT").

               (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 5.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 5.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

Section 9.     LIMITATION ON AFFILIATE TRANSACTIONS.

               (a) The Company shall not, and shall not permit any Subsidiary to, enter into or permit to exist any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service with any Affiliate of the Company or of Goss (an "AFFILIATE TRANSACTION") unless the terms thereof:

                     (i) are no less favorable to the Company or such Subsidiary than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate,

                     (ii) if such Affiliate Transaction involves an amount in excess of $3 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction, and

                     (iii) if such Affiliate Transaction involves an
               amount in excess of $15 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Subsidiaries.

               (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                      (i) any Restricted Payment permitted to be paid pursuant to Section 5.06;

                      (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors and issued pursuant to the [INSERT NAME OF MANAGEMENT INCENTIVE PLAN];

                      (iii) the grant of stock options or similar rights to
               employees and directors of the Company pursuant to plans approved by the Board of Directors;

                      (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Subsidiaries and their predecessors, but in any event not to exceed [$___ million] in the aggregate outstanding at any one time;

                      (v) the payment of reasonable and customary fees to directors of the Company and its Subsidiaries who are not employees of the Company or its Subsidiaries; and

                      (vi) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

Section 10.    COMPLIANCE CERTIFICATES.

               The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Officers' Certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto). The Company shall also comply with TIA Section 314(a)(4).

Section 11.    FURTHER INSTRUMENTS AND ACTS.

               Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

ARTICLE V      SUCCESSORS

Section 1.     WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS.

               The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                      (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

                      (ii) immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                      (iii) immediately after giving effect to such
               transaction, the Successor Company would be able to Incur an additional $1.00 of Debt pursuant to Section 5.04(a);

                      (iv) immediately after giving effect to such
               transaction, the Successor Company shall have Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company prior to such transaction; and

                       (v) the Company shall have delivered to the Trustee
               an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the terms of this Indenture.

Section 2.     SUCCESSOR COMPANY SUBSTITUTED.

               The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                      ARTICLE VIDEFAULTS AND REMEDIES

Section 1.  EVENTS OF DEFAULT.

               Each of the following shall constitute an "EVENT OF DEFAULT":

                     (i) the Company defaults in any payment of interest on any Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article XI, and such default continues for a period of 30 days;

                     (ii) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration, upon required repurchase or otherwise, whether or not such payment shall be prohibited by Article XI;

                     (iii) the Company fails to comply with Article VI;

                     (iv) the Company fails to comply for 30 days after the notice specified in this Section 7.01 with any of its obligations contained in Article IV (other than a failure to purchase Notes), Section 5.03, Section 5.04, Section 5.05,
               Section 5.06, Section 5.07, Section 5.08 (other than a failure to purchase Notes), or Section 5.09;

                      (v) the Company fails to comply with any of its agreements in this Indenture (other than those referred to in clause (i), clause (ii), clause (iii) or clause (iv) of this
               Section 7.01) and such failure continues for 60 days after the notice specified in this Section 7.01;

                      (vi) a default under the Credit Agreement or under
               any other mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries) whether such Debt or Guarantee now exists, or is created after the date of this Indenture, which default (1) is caused by failure to pay principal of or premium, if any, or interest on such Debt within any applicable grace period after final maturity ("FINAL PAYMENT DEFAULT"), or (2) results in the acceleration of such Debt prior to its final stated maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Final Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more and such default or acceleration continues for 30 days after the notice specified in this Section 7.01;

                     (vii) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy
               Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (4) makes a general assignment for the benefit of its creditors;

                     (viii) a court of competent jurisdiction enters an
               order or decree under any Bankruptcy Law that: (1) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case, (2), appoints a Custodian of the Company or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Significant Subsidiary of the Company, or (3) orders the liquidation of the Company or any Significant Subsidiary of the Company, and any such order or decree remains unstayed and in effect for 60 consecutive days; and

                     (ix) any final non-appealable judgment or decree for the payment of money in excess of $10 million is rendered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice; PROVIDED, that, the amount of such money judgment or decree shall be calculated net of any insurance coverage that the Company has determined in good faith is available in whole or in part with respect to such money, judgment or decree.

               A Default under clauses (iv), (v), (vi) or (ix) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

               The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

               The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, an Officers' Certificate of any Event of Default pursuant to clause (iii), clause (vii) or clause (viii) and any event which with the giving of notice or the lapse of time would become an Event of Default pursuant to clauses (iv), (v), (vi) or (ix), its status and what action the Company is taking or proposes to take in respect thereof.

Section 2.  ACCELERATION.

               If an Event of Default (other than an Event of Default specified in clause (vii) or clause (viii) of Section 7.01) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable (collectively, the "DEFAULT AMOUNT) by notice in writing to the Company, the administrative agent under the Credit Agreement (if any Debt is then outstanding under the Credit Facility) and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration"; PROVIDED, HOWEVER, that the failure to so notify the administrative agent under the Credit Facility shall not affect the validity of such acceleration. Upon such a declaration, the Default Amount shall be due and payable immediately, subject to Article IX and XI of this Indenture. Notwithstanding the foregoing, in case of an Event of Default specified in clause (vii) or clause (viii) of Section 7.01, all outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. Under certain circumstances, the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree (ii) all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and (iii) the Company has paid the Trustee all amounts due pursuant to Section 8.07.

Section 3.  OTHER REMEDIES.

               If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any such Notes in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon any Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default. No remedy shall be exclusive of any other remedy. All remedies shall be cumulative to the extent permitted by law.

Section 4.   WAIVER OF PAST DEFAULTS.

               Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default and its consequences, except (i) a Default in the payment of the principal of, premium, if any, or interest on, the Notes; or (ii) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.   CONTROL BY MAJORITY.

               Subject to certain restrictions, Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the terms of this Indenture or if, subject to Section 8.01, the Trustee reasonably determines that such action, if taken, would be unduly prejudicial to the rights of other Holders or may involve the Trustee in personal liability.

Section 6.     LIMITATION ON SUITS.

               Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes, unless:

                     (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

                     (ii) Holders of at least 25% in principal amount of the Notes then outstanding have made a written request to the Trustee to pursue the remedy;

                     (iii) such Holders have offered the Trustee reasonable
               security or indemnity against any loss, liability or expense;

                     (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

                     (v) Holders of a majority in principal amount of the Notes then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

               A Holder of a Note shall not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 7.     UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PAYMENT.

               Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on such Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of any such Holder of a Note.

Section 8.     COLLECTION SUIT BY TRUSTEE.

               If an Event of Default specified in Section 7.01(i) or Section 7.01(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the entire amount then due and owing, plus the amounts provided for in Section 8.07.

Section 9.     TRUSTEE MAY FILE PROOFS OF CLAIM.

               The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of the Notes allowed in any judicial proceedings relative to the Company, the Company's creditors or the Company's property, and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to Trustee under Section
8.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 10.    PRIORITIES.

               If the Trustee collects any money pursuant to this Article VII, it shall pay out the money in the following order:

                     (i)   FIRST: to the Trustee for amounts due to it under
               Section 8.07;

                     (ii) SECOND: to holders of Senior Debt to the extent required by Article XI;

                     (iii) THIRD: to Holders for amounts due and unpaid on
               the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                     (iv)  FOURTH: to the Company.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.10.

Section 11.    UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.11 shall not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 12.    WAIVER OF STAY, EXTENSION AND USURY LAWS.

               The Company (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                              ARTICLE VIITRUSTEE

Section 1.  DUTIES OF TRUSTEE.

               (a) If an Event of Default of which a Responsible Officer of the Trustee is aware has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               (b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee is aware:

                     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) The Trustee shall not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

                     (i) this paragraph does not limit the effect of paragraph (b) of this Section 8.01;

                     (ii) the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                     (iii) the Trustee shall not be liable with respect to
               any action taken or omitted to be taken by it in good faith in accordance with a direction received by it pursuant to Section 7.05.

               (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), paragraph (b) and paragraph (c) of this Section 8.01.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

               (g) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the TIA.

Section 2.  RIGHTS OF TRUSTEE.

               (a) The Trustee may rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document

               (b) Before the Trustee acts or refrains from taking any action, the Trustee may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in reliance on such Officers' Certificate or such Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent; PROVIDED, HOWEVER, that any such agent is appointed by the Trustee with due care.

               (d) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute negligence, willful misconduct or bad faith.

               (e) The Trustee may consult with counsel of its selection, and the written advice or opinion of counsel with respect to legal matters shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by the Trustee hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

               (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation, PROVIDED, HOWEVER, that the Trustee's conduct does not constitute negligence, willful misconduct or bad faith.

Section 3.  INDIVIDUAL RIGHTS OF TRUSTEE.

               The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights as it would have if the Trustee were not the trustee hereunder. However, in the event the Trustee acquires any conflicting interest in accordance with the TIA it must eliminate such conflicting interest within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Paying Agent, Registrar or co-registrar may do the same-with like rights and duties. The Trustee shall at all times remain subject to Section 8.10 and Section 8.11.

               The Trustee shall not be charged with knowledge of any default or event of default with respect to the Notes, other than a Default or Event of Default under Section 7.01(i) or (ii), unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes.

Section 4.  TRUSTEE'S DISCLAIMER.

               The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds of the Notes and it shall not be responsible for any statement contained herein or any statement contained in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than the Trustee's certificates of authentication.

Section 5.  NOTICE OF DEFAULT.

               If a Default occurs and is continuing and if such Default is known to the Responsible Officer of the Trustee, the Trustee must mail to each Holder a notice of such Default within 90 days (or such shorter period as may be required by applicable law) after such Default occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 6.  REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) to the extent such a report is required by TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes may be listed. The Company shall promptly notify the Trustee upon the Notes being listed on any stock exchange and any delisting thereof.

Section 7.     COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time compensation as such parties shall agree in writing for the Trustee's acceptance of this Indenture and its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of the trustee of an express trust). The Company shall reimburse the Trustee for all reasonable out-of-pocket expenses incurred or made by it in the course of its services hereunder. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

                  The Company shall indemnify the Trustee and any predecessor Trustee and their agents against any and all loss, liability or reasonable expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred in connection with the administration of this trust, including attorneys fees and expenses, and the performance of its duties under this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its power or duties hereunder, except any such loss, liability or expense attributable to the negligence, willful misconduct or bad faith of the Trustee.

                  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company may be materially prejudiced by such failure. The Company shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company's payment obligations under this Section 8.07 shall survive the resignation or removal of the Trustee or the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations under this Section 8.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except such money or property that is held by it in trust for the benefit of Holders to pay principal and interest on particular Notes.

                  If the Trustee shall incur expenses after the occurrence of a Default specified in Section 7.01(vii) or Section 7.01(viii), such expenses (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Bankruptcy Law.

Section 8.     REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.08.

                  The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of not less than a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:

                           (i)      the Trustee fails to comply with Section
                  8.10;

                           (ii)     the Trustee is adjudged bankrupt or
                  insolvent;

                           (iii) a Custodian or other public officer takes charge of the Trustee or its property; or

                           (iv) the Trustee otherwise becomes incapable of
                  acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee gives notice of its resignation or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 8.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Any successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all of the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 8.07. Notwithstanding replacement of the Trustee pursuant to this
Section 8.08, the Company's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 9.     SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee entity without any further act shall constitute the successor Trustee; PROVIDED, HOWEVER, that such entity shall be otherwise qualified and eligible under this Article VIII.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 10.                ELIGIBILITY: DISQUALIFICATION.

                  This Indenture at all times shall have a Trustee which satisfies the requirements of TIA Section 310(a). Trustee shall be a corporation organized and doing business under the laws of the United States of America or of any State thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recently published annual report of condition. The Trustee shall be subject to TIA Section 310 (b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 12.    MAY HOLD SECURITIES


                  The Trustee, any authenticating agent, any paying agent, any registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to
Section 8.11 hereof and the provisions of the TIA, may otherwise deal with the Company with the same rights it would have if it were not Trustee, authenticating agent, paying agent, security registrar or such other agent.

               ARTICLE VIII DISCHARGE OF INDENTURE; DEFEASANCE

Section 1.     DISCHARGE OF LIABILITY ON NOTES; DEFEASANCE.

                  (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to
Article III of this Indenture and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Section 9.01(c) and Section 9.02, the Company at any time may terminate (i) all of the Company obligations under the Notes and this Indenture ("LEGAL DEFEASANCE"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes; or (ii) its obligations under Article IV, Section 5.03, Section 5.04, Section 5.05, Section 5.06, Section 5.07, Section 5.08,
Section 5.09, Section 5.10, Section 6.01(iii), Section 6.01(iv) and the operation of Section 7.01(iv), Section 7.01(vi), Section 7.01(vii) (with respect only to Significant Subsidiaries), Section 7.01(viii) (with respect only to Significant Subsidiaries) and Section 7.01(ix) ("COVENANT DEFEASANCE"). The

Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section
7.01 (iv), Section 7.01(vi), Section 7.01(vii) (with respect only to Significant Subsidiaries), Section 7.01(viii) (with respect only to Significant Subsidiaries) or Section 7.01(ix), or because of the failure of the Company to comply with Article IV or Section 6.01(iii) or Section 6.01(iv).

                  Upon satisfaction of the conditions set forth herein and at the request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations of the Company terminated thereby.

                  (c) Notwithstanding clause (a) and clause (b) above, the Company's obligations contained in Section 2.03, Section 2.04, Section 2.05,
Section 2.06, Section 2.07, Section 8.07, Section 8.08 and this Article IX shall survive until the Notes have been paid in full. Thereafter, the Company's obligations contained in Section 8.07, Section 9.04 and Section 9.05 shall survive.

Section 2.     CONDITIONS TO DEFEASANCE.

                  The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                           (i) the Company irrevocably deposits in trust (the
                  "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to maturity or redemption, as the case may be;

                           (ii) such defeasance does not result in a breach or
                  violation of, or constitute a default under, this Indenture, the Credit Agreement or any other material agreement or instrument to which the Company is a party or by which it is bound;

                           (iii) the Company delivers to the Trustee a
                  certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                           (iv) 123 days pass after the deposit is made and
                  during the 123-day period no Default specified in Section 7.01(vii) or Section 7.01(viii) in either case with respect to the Company occurs which is continuing at the end of the period;

                           (v) the deposit does not result in a breach or
                  violation of, or constitute a default under, this Indenture (including, without limitation, Article XI hereof), the Credit Agreement or any other material agreement or instrument to which the Company is a party or by which the Company is bound;

                           (vi) the Company delivers to the Trustee an Opinion
                  of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended;

                           (vii) in the case of the legal defeasance option, the
                  Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (1) the Company has received from or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                           (viii) in the case of the covenant defeasance option,
                  the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (ix) the Company delivers to the Trustee an Officers'
                  Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article IX have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of the Notes at a future date in accordance with Article III.

Section 3.     APPLICATION OF TRUST MONEY.

                  The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article IX. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Section 4.     REPAYMENT TO THE COMPANY.

                  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money shall look to the Company for payment as general creditors.

Section 5.     INDEMNITY FOR GOVERNMENT OBLIGATIONS.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 6.     REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this
Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article IX; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any of the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                 ARTICLE IX AMENDMENT, SUPPLEMENT AND WAIVER

Section 1.     WITHOUT CONSENT OF HOLDERS.

                  The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

                           (i) to cure any ambiguity, omission, defect or inconsistency;

                           (ii) to provide for the assumption of the Company's
                  obligations to the Holders in the case of a merger or consolidation pursuant to Article VI;

                           (iii) to provide for uncertificated Notes in addition
                  to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                           (iv) to add guarantees with respect to the Notes;

                           (v)  to secure the Notes;

                           (vi) to add to the covenants of the Company and its
                  Subsidiaries hereunder for the benefit of the Holders or to surrender any right or power conferred upon the Company;

                           (vii) to make any change that would provide any
                  additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder; or

                           (viii) to comply with requirements of the SEC in
                  order to effect or maintain the qualification of this Indenture under the TIA.

                  No amendment may be made to any provision of Article XI that would adversely affect the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Sections 10.06 and 12.04, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be contained therein, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, dudes or immunities under this Indenture or otherwise.

                  After an amendment, supplement or waiver under this Section
10.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplement Indenture or waiver. Subject to Section 7.04 and Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by the Company in any particular instance with any provision of this Indenture or the Notes.

Section 2.     WITH CONSENT OF HOLDERS.

                  The Company and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental Indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a Lender offer or exchange for the Notes) and any existing Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, any amendment, supplement or waiver may not, among other things:

                           (i) reduce the amount of Notes the Holders of which must consent to an amendment;

                           (ii) reduce the rate of or extend the time for payment of interest on any Note;

                           (iii) reduce the principal of or extend the Stated Maturity of any Note;

                           (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III;

                           (v) make any Note payable in money other than that stated in the Note;

                           (vi) impair the right of any Holder of the Notes to
                  receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                           (vii) make any change in Section 7.04 or Section 7.07
                  or the second sentence of this Section 10.02; or

                           (viii) make any change in any provision of Article XI
                  that adversely affects the interests of any Holder.

                  Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory with the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Sections
10.06 and 12.04, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this Section
10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing any such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Section 7.04 and
Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance by the Company in any particular instance with any provision of this Indenture or the Notes.

Section 3.     COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 4.     REVOCATION AND EFFECT OF CONSENTS AND WAIVERS.

                  Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder is a continuing and binding consent by the Holder and every subsequent Holder of the Notes or portion of a Note that evidences the same Debt as the consenting Holder's Note, even if a notation of the consent or waiver is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, such Persons which were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 5.     NOTATION ON OR EXCHANGE OF NOTES.

                  If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note that reflects such changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Section 6.     TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted pursuant to this Indenture. The Company shall not sign any amendment or supplemental Indenture until the Board of Directors approves any such amendment or supplemental Indenture.

Section 7.     PAYMENT FOR CONSENTS.


                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, amendment, supplement or waiver with respect to any term or provision of this Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all Holders that consent, waive or agree to amend or supplement in the time frame set forth in the solicitation documents relating to any such consent, waiver or agreement to amend or supplement.

                        ARTICLE XSUBORDINATION OF NOTES

Section 1.     AGREEMENT TO SUBORDINATE.

                  The Company agrees, and each Holder by accepting the Notes agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash or Cash Equivalents of all Senior Debt and that the subordination is for the benefit of and enforceable by the holders of Senior Debt. The Notes shall in all respects rank PARI PASSU with all other Senior Subordinated Debt of the Company and only Indebtedness of the Company which is Senior Debt shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article XI shall be subject to Section
11.15 hereof.

Section 2.     PAYMENT OVER OF PROCEEDS UPON DISSOLUTION; ETC.


                  In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets; or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or (iii) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event specified in clause (i), clause (ii) or clause (iii) above (each such event, if any, herein sometimes referred to as a "PROCEEDING"):

         (1) the holders of Senior Debt will be entitled to receive payment of such Senior Debt in full in cash or Cash Equivalents before the Noteholders are entitled to receive any payment or distribution of cash, securities or other property with respect to the principal of, premium, (if any), or interest on or other obligations in respect of the Notes, or on account of any purchase or other acquisition of Notes by the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "NOTES PAYMENT"), and to that end the holders of Senior Debt of the Company shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Notes in any such Proceeding; and

         (2) until the Senior Debt is paid in full in cash or Cash Equivalents, any Notes Payment to which Noteholders would be entitled but for this
         Article XI will be made to holders of such Senior Debt as their interests may appear. If a Notes Payment is made to Noteholders that, due to this Article XI should not have been made to them such Noteholders are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

                  In the event that, notwithstanding the foregoing provisions of this Section 11.02, the Trustee receives payment or distribution of assets of the Company of any kind or character, before all the Senior Debt of the Company is paid in full in cash or Cash Equivalents, then and in such event, such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt of the Company remaining unpaid, to the extent necessary to pay the Senior Debt of the Company in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Company.

                  The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VI shall not be deemed a Proceeding for the purposes of this Section 11.02 if the person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VI.

Section 3.     NO PAYMENT WHEN SENIOR DEBT IN DEFAULT.


                  The Company may not make any Notes Payment or make any deposit pursuant to the provisions described under Article IX if (i) any Senior Debt is not paid when due or (ii) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, the default has been cured or waived or has ceased to exist and any such acceleration has been rescinded or such Senior Debt has been discharged or paid in full; PROVIDED, HOWEVER, that the Company may make Notes Payments or make any deposit pursuant to the provisions described under Article IX without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior
Debt with respect to which either of the events set forth in clause (i) or
(ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) (a "non-payment default") with respect to any Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such accelerations) or the expiration of any applicable grace periods, the Company may not make Notes Payments for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated
Senior Debt specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because Senior Debt has been discharged or repaid in full). Notwithstanding the provisions described in the immediately preceding sentence, unless an event described in clause (i) or (ii) of the first sentence of this paragraph has occurred, the Company may resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one
Payment Blockage Period in any consecutive 360-day period. For all purposes of this paragraph, no non-payment default with respect to Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Debt initiating such Payment
Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days.

                  In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section 11.03, then and in such event, such Notes Payment shall be paid over and delivered forthwith to the holders of the Senior Debt of the Company remaining unpaid, to the extent necessary to pay in full in cash or Cash Equivalents all the Senior Debt of the Company.

                  If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of Senior Debt or the Representative of such holders of the acceleration.

                  The provisions of this Section 11.03 shall not apply to any Notes Payment with respect to which Section 11.02 would be applicable.

Section 4.     ACCELERATION OF PAYMENT OF NOTES.

                  If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of all Senior Debt (or the Representative of such holders) of the acceleration. If any Senior Debt is outstanding none of the Company or any

Guarantor may pay the Notes until five Business Days after the Representative of all Senior Debt receives notice of such acceleration and, thereafter, may pay the Notes only if such payments are otherwise permitted pursuant to this
Article XI at such time.

Section 5.     PAYMENT PERMITTED IF NO DEFAULT.


                  Nothing contained in this Article XI or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 11.02 or under the conditions described in Section 11.03, from making Notes Payments.

Section 6.     SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.


                  Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt of the Company, or the provision for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Debt of the Company, the Holders shall be subrogated (equally and ratably with the holders of all Debt of the Company, if any, which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Notes are subordinated to the Senior Debt of the Company and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) in right of payment to the rights of the holders of such Senior Debt of the Company to receive payments and distributions of cash, property and securities applicable to the Senior Debt of the Company until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of the Company of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article XI, and no payments over pursuant to the provisions of this Article XI to the holders of Senior Debt of the Company by Holders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt of the Company.

Section 7.     PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.


                  The provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt of the Company on the other hand. Nothing contained in this Article XI or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Company of the Holders and creditors of the Company other than the holders of Senior Debt; or (iii) prevent the Trustee or the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this

Article XI of the holders of Senior Debt of the Company to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 8.     TRUSTEE TO EFFECTUATE SUBORDINATION.


                  Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes. If the Trustee does not file a proper claim or proof of debt in the form required in any bankruptcy, insolvency or receivership proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are hereby authorized to file an appropriate claim for and on behalf of the Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arraignment, adjudication or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee for the holder of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

Section 9.     NO WAIVER OF SUBORDINATION PROVISIONS.


                  No right of any present or future holder of any Senior Debt of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; PROVIDED, HOWEVER, that any such alteration shall not increase the amount of Senior Debt outstanding in a manner prohibited by this Indenture; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise of refrain from exercising any rights against the Company or any other Person; PROVIDED, HOWEVER, that in no event shall any such actions limit the right of the Holder to take any action to accelerate the maturity of the Notes in accordance with the provisions set forth in Article V or to pursue any rights or remedies against the parties to the Indenture under the Indenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

Section 10.    NOTICE TO TRUSTEE.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which could prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof specifically referencing this Article XI from the Company or a holder of Senior Debt of the Company or from any Representative or trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 8.01, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section 11.10 at least three Business Days prior to the date upon which by the terms hereof any money may became payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                  Subject to the provisions of Section 8.01, the Trustee and the Holders shall be entitled to rely on the Representative for the holders of Senior Debt for the purpose of ascertaining the Persons entitled to participate in any payment or distribution pursuant to this Article XI. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this Article XI, the Trustee may request each Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not finished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.    RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGE.


                  Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of
Section 8.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Company and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

Section 12.    TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or distribute to Holders or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Debt of the Company shall be read into this Indenture against the Trustee.

Section 13. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.


               The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XI with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of Senior Debt of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

               Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07.

Section 14.    ARTICLE XI APPLICABLE TO PAYING AGENTS.


               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 11.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 15.    TRUST MONEYS NOT SUBORDINATED.


               Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article IX by the Trustee for the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions on this Article XI, and none of the Trustee or the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the Company or any other creditor of the Company.

Section 16.    RELIANCE BY HOLDERS OF SENIOR DEBT ON SUBORDINATION PROVISIONS.

               Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after theissuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

Section 17.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.


               Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative (if any).

Section 18. ARTICLE XI NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE.


               The failure to make a payment pursuant to the Notes by reason of any provision in this Article XI shall not be construed as preventing the occurrence of a Default. Nothing in this Article XI shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

                            ARTICLE XIMISCELLANEOUS

Section 1.     TRUST INDENTURE ACT CONTROLS.


               If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Sections 318(c), such imposed duties shall control.

Section 2.     NOTICES.


               Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

               If to the Company:

         Goss Holdings, Inc.
         700 Oakmont Lane
         Westmont, Illinois 60559
         Telecopier No.:  (708) 850-5807
         Attention:  _______________

                  If to the Trustee:

         HSBC Bank USA
         140 Broadway
         New York, NY 10005
         Telecopier No: (212) 658-6425
         Attention: Vice President - Issuer Services


                  The Company or the Trustee, by notice each to the other may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in such notice shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner set forth above within the time prescribed, such notice or communication shall be deemed to be duly given whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall make a copy to the Trustee and each Agent at the same time.

Section 3.     COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.


                  Holders pursuant to TIA Section 312(b) may communicate with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent and any other Person shall have the protection of TIA Section 312(c).

Section 4.     CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.


                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                           (i) an Officers' Certificate in form and substance
                  reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                           (ii) an Opinion of Counsel in form and substance
                  reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all conditions and covenants have been satisfied.

Section 5.     STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.


                  Each certificate or opinion with respect to compliance with a condition or covenant contained in this Indenture shall include:

                           (i) a statement that the Person making such certificate or opinion has read such condition or covenant;

                            (ii) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (iii) a statement that, in the opinion of such
                  Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such condition or covenant has been satisfied; and

                           (iv) a statement as to whether, in the opinion of
                  such Person, such condition or covenant has been satisfied.

Section 6.     RULES BY TRUSTEE AND AGENTS.


                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and Paying Agent may make reasonable rules and set reasonable requirements for their functions.

Section 7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND STOCKHOLDERS.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release form a part of the consideration for issuance of the Notes.

Section 8.     GOVERNING LAW.

                  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 9.     NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not he used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.    SUCCESSORS.

                  All agreements of the Company contained in this Indenture and the Notes shall bind the Company and its successors. All agreements of the Trustee in this Indenture shall bind the Trustee and its successors.

Section 11.    SEVERABILILY.

                  In case any provision of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.    COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each such signed copy shall be deemed to be an original, and all of such signed copies together shall represent one and the same agreement.

Section 13.    TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience only, and shall not, for any reason, be deemed to be part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES



DATED AS OF OCTOBER __, 1999       GOSS HOLDINGS, INC.



                                   By:
                                      Name:
                                    Title:



DATED AS OF OCTOBER __, 1999       HSBC BANK USA
                                   as Trustee


                                   By:
                                   Title:

                                                                      EXHIBIT A

                              FORM OF FACE OF NOTE

                              GOSS HOLDINGS, INC.


No.                                                Principal Amount $
                                                    CUSIP No. _________

                  12 1/4% Senior Subordinated Notes Due 2005


                  GOSS HOLDINGS, INC., a Delaware corporation, promises to pay to ____________________, or registered assigns, the principal sum of __________ Dollars on October 15, 2005.

                  Interest Payment Dates:     April 15 and October 15.

                  Record Dates:  April 1 and October 1.

                  Additional provisions of this Note are set forth on the reverse side of this Note.

                  Date:

[SEAL]                                        GOSS HOLDINGS, INC.

                                              By
                                                Title:


                                              By
                                                Title:
TRUSTEE'S CERTIFICATE OF
                                   AUTHENTICATION
HSBC BANK USA,
     as Trustee, certifies
     that this is one of the
     Notes referred to in the
     Indenture.

Dated:___________________________


By:__________________________________
                                     Authorized Signatory

                         FORM OF REVERSE SIDE OF NOTE

                  12 1/4% Senior Subordinated Notes Due 2005

1.       INTEREST

                  GOSS HOLDINGS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called "THE COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above provided, however, interest payments due on and before October 15, 2001 shall be paid in the form of additional Notes identical in form to this Note, in lieu of cash.. The Company will pay interest, whether in cash or in the form of additional Notes as aforesaid, semi-annually on April 15 and October 15 of each year, commencing April 15, 2000. Interest on the Notes will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from October 15, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes and shall pay interest on overdue installments of interest at such rate to the extent lawful.

2.       METHOD OF PAYMENT

                  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the April 1 or October 1 next preceding the interest payment date even if Notes are cancelled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address. On each Interest Payment Date on and prior to October 15, 2001, the Trustee shall authenticate additional Notes for original issuance to each Holder on the relevant Record Date in the aggregate principal amount required to pay such interest. Additional Notes are an additional obligation of the Company and shall be governed by, and entitled to the benefits of, the Indenture (as such term is defined below) and shall be subject to the terms of the Indenture and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as this Note (except, as the case may be, with respect to the issuance date and aggregate principal amount).

3.       PAYING AGENT AND REGISTRAR

                  Initially, HSBC Bank USA, a New York banking corporation (the "TRUSTEE"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       INDENTURE

                  The Company issued the Notes under an Indenture dated as of October 15, 1999 (the "INDENTURE"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

                  The Notes are unsecured senior subordinated obligations of the Company limited to $112,500,000 aggregate principal amount (except as otherwise provided in Section 1 of this Note relating to the Company's option to make certain interest payments on the Notes in the form of additional Notes). The Indenture imposes certain limitations on the incurrence of additional indebtedness by the Company and certain of its subsidiaries, the payment of dividends on, and the redemption of, capital stock of the Company and certain of its Subsidiaries, the making of Investments, restrictions on distributions from certain Subsidiaries, the use of proceeds from the sale of assets and Subsidiary stock and transactions with affiliates. The Indenture also restricts the ability of the Company to consolidate or merge with or into, or to transfer all or substantially all its assets to, another person.

5.       OPTIONAL REDEMPTION

                  (a) The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price (expressed as a percentage of principal amount), equal to 103.5%, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate and in compliance with the applicable legal and securities exchange requirements, if any, and, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

6.       NOTICE OF REDEMPTION


                  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.       PUT PROVISIONS

                  Upon a Change of Control or Enterprise Valuation Event, any Holder will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to, in the case of an Enterprise Valuation Event, 107% or, in all other cases, 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       SUBORDINATION

                  The Notes are subordinated to Senior Debt, as such term is defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid in full in cash or Cash Equivalents before the Notes may be paid. The Company agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such subordination provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.       DENOMINATIONS, TRANSFER, EXCHANGE

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 (except that, as provided in Section 1 of this Note, additional Notes shall be issued in the amount of accrued and unpaid interest on the Notes due on and before October 15, 2001). Holders may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10.      PERSONS DEEMED OWNERS

                  The registered Holder of this Note may be treated as the sole owner of such Note for all purposes.

11.      UNCLAIMED MONEY

                  Subject to applicable abandoned property law, if money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment as general creditors.

12.      DISCHARGE AND DEFEASANCE

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.      AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture,
(i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes; and (ii) any default or compliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VI of the Indenture, or to provide for uncertificated Notes, in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or add additional covenants or surrender rights and powers conferred on the Company, or to make any change that would provide additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder or to comply with requirements of the SEC in connection with the qualification of the Indenture under the TIA.

14.      DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest; (ii) default in payment of principal on the Notes at maturity, upon redemption, upon declaration, upon required repurchase or otherwise; (iii) failure by the Company to comply with other covenants in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any of its Subsidiaries if the amount accelerated (or so unpaid) aggregates $10 million or more; (v) certain events of bankruptcy or insolvency with respect to the Company and its Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10 million. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding such notice is in the interest of the Holders.

15.      TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      NO RECOURSE AGAINST OTHERS

                  A past, present or future director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.      AUTHENTICATION

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

18.      ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.      GOVERNING LAW

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

20.      CUSIP NUMBERS

                  Pursuant to the recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use such CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                            ------------------------

                  The Company will furnish to any Holder upon written request and without charge to such Holder a copy of the Indenture which contains the text of this Note in larger type. Requests may be made to:

                               Goss Holdings, Inc.
                                700 Oakmont Lane,
                              Westmont Illinois 60559

                           Attention:  ___________________

                                 ASSIGNMENT FORM


         To assign this Note, complete the form below:

         I or we assign and transfer this Note to:

                  [PRINT OR TYPE ASSIGNEE'S NAME, ADDRESS AND ZIP CODE]


                  [INSERT ASSIGNEE'S SOC. SEC. OR TAX I.D. NO. ]



         and irrevocably appoint             agent to transfer this Note on the
         books of the Company. The agent may substitute another to act for him.

==============================================================================

Date:                           Your Signature:

Sign exactly as your name appears on the face of this Note.

==============================================================================

Guaranteed:
           (Signature must be guaranteed by an "eligible guarantor institution", that is, a bank, stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                   OPTION OF HOLDER OF NOTE TO ELECT PURCHASE

If you elect to have this Note purchased by the Company pursuant to Article IV, check the box:

                                           ---

If you elect to have only part of this Note purchased by the Company pursuant to
Article IV, state the amount:


                                               $





Date:                        Your Signature:                             ______
                                             (Sign exactly as your name
                                             appears on the face of the
                                             Note)

Guaranteed:
           (Signature must be guaranteed by an "eligible guarantor institution", that is, a bank, stockbroker, saving and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)